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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 15, 2000
                                                 --------------


                      COMPOST AMERICA HOLDING COMPANY, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          New Jersey                0-27832               22-2603175
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        (State or other          (Commission             (IRS Employer
        jurisdiction of          File Number)          Identification No.)
        incorporation)


         One Gateway Center, 25th floor Newark, New Jersey     07102
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               (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                       N/A
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         (Former name or former address, if changed since last report.)






PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019




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Item 2. Acquisition or Disposition of Assets

         On June 15, 2000 Compost America Holding Company, Inc. (the "Company") sold, pursuant to a Stock Purchase Agreement entered into on March 31, 2000 (the "Agreement"), to Synagro Technologies, Inc., ("Synagro"), a Delaware corporation located at 1800 Bering Drive, Suite 1000, Houston, Texas 77057, all of the shares of the Company's wholly-owned subsidiary, Environmental Protection & Improvement Company, Inc. ("EPIC"), a New Jersey corporation, for a purchase price of approximately $37.5 million plus an earnout and other adjustments which could total an additional several million dollars (see Form 8-K dated March 31, 2000 regarding the execution of the Stock Purchase Agreement).

         The net cash proceeds from this sale, plus a loan from a shareholder at closing, estimated to total approximately $41 million, will be used primarily to
(1) repay long term debt, (2) increase to approximately 24.73% the Company's ownership interest in American Marine Rail, LLC ("AMR"),a developer of a proposed 5,200 tons per day solid waste transfer station in the Bronx, New York,
(3) pay EPIC employee termination costs, (4) repay short-term loans to the Company's Class A and Class C Preferred shareholders, (5) settle various notes and accounts payable and other creditors' claims and (6) provide working capital for the Company to pursue its business plan. The Company has granted to W-L Associates LLC, an entity controlled by the holders of its Class A and Class C Preferred Stock, liens on the earn-out (up to a maximum of $6.2 million) and on its interest in AMR (up to a maximum of $3 million) in order to secure newly granted redemption rights in such preferred stock.

Item 5. Other Events

         On March 23, 2000 the Directors and the Majority Shareholders of the Company had approved amendments to the Designation of Rights of the Company's Series A, Series C and Series D Preferred Stock (the "Preferred Stock") to provide that (1) the Company may pay dividends on the Preferred Stock in cash or in shares of the Company's common stock through November 3, 2004 (previously November 3, 1999) and (2) the Company must treat all three series of Preferred Stock alike in terms of the payment of dividends. These amendments were filed on June 19, 2000.

         Effective June 15, 2000 Pasquale J. Dileo and Roger E. Tuttle resigned as Directors of the Company.

Item 7. Financial Statements and Exhibits

         (c)      Exhibits

                  2.1 Stock Purchase Agreement By and Between Synagro Technologies, Inc. and Compost America Holding Company, Inc. dated March 31, 2000 (without exhibits or schedules).


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                  2.2      Earnout Agreement By and Between Synagro
                           Technologies, Inc. and Compost America Holding Company, Inc. dated June 15, 2000.

                  2.3 Sharing Agreement Between and Among Compost America Holding Company, Inc., Wasteco Ventures Limited and Robert J. Longo dated March 31, 2000.

                  2.4 Security Agreement Regarding Earnout Agreement By and Between Compost America Holding Company, Inc. and W-L Associates LLC. dated June 15, 2000.

                  2.5 Security Agreement Regarding AMR Interests By and Between Compost America Holding Company, Inc. and W-L Associates LLC. dated June 15, 2000.

                  4.1 Amendment to Series A Preferred Stock Designation of Rights, filed June 19, 2000

                  4.2 Amendment to Series C Preferred Stock Designation of Rights, filed June 19, 2000

                  4.3 Amendment to Series D Preferred Stock Designation of Rights, filed June 19, 2000




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this first amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 21, 2000


                                           COMPOST AMERICA HOLDING COMPANY, INC.
                                           (Registrant)



                                           By /s/ Richard L. Franks
                                              ---------------------------------
                                              Richard L. Franks, Vice-President,
                                              General Counsel, Asst. Secretary